UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2014

Rockwood Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32609	52-2277366
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Overlook Center
Princeton, New Jersey 08540
(Address of registrant’s principal executive office)

(609) 514-0300
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.             Other Events

On November 5, 2014, Rockwood Holdings, Inc. (NYSE: ROC) announced the financial results set forth below for the three and nine months ended September 30, 2014.  In accordance with our normal schedule, we are currently performing, and have not yet completed, the closing procedures in connection with the preparation and filing of our unaudited financial statements that will be included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014. Accordingly, while we currently estimate our financial results for the three and nine months ended September 30, 2014 as set forth below, this information is, by necessity, preliminary in nature and based only upon preliminary information available to us as of the date of this Current Report on Form 8-K which will be incorporated by reference into the our definitive joint proxy statement. We cannot assure you that this information will not change.

As reported net income from continuing operations was $54.4 million, or $0.75 per share for the third quarter of 2014, which included other net benefits of $9.1 million, as compared to $8.4 million, or $0.11 per share for the same period in the prior year, which included other net charges of $21.5 million.

Excluding these other net benefits and charges, adjusted net income from continuing operations was $45.3 million, or $0.63 per share, in the third quarter of 2014 compared to $29.9 million, or $0.39 per share, for the same period in the prior year. Quarter on quarter results benefited from strong performance in Surface Treatment and battery applications and potash in Lithium, which more than offset lower organometallics volumes.  Also driving strong quarter results was the contribution from the 49% interest in the Talison Lithium joint venture and lower interest expense. Earnings per share benefited from fewer common shares outstanding due to share repurchases.

For the nine months ended September 30, 2014, as reported net income from continuing operations was $110.2 million, or $1.50 per share, which included other net charges of $12.8 million, as compared to $40.6 million, or $0.52 per share for the same period in the prior year, which included other net charges of $42.7 million.

Excluding these other net charges, adjusted net income from continuing operations was $123.0 million, or $1.67 per share, in the nine months ended September 30, 2014 as compared to $83.3 million, or $1.06 per share, for the same period in the prior year. Year-on-year results also benefited from strong performance in Surface Treatment and battery applications in Lithium, the contribution from the 49% interest in the Talison Lithium joint venture and lower interest expense, which more than offset lower organometallics volumes and a decrease in potash sales. Earnings per share benefited from fewer common shares outstanding due to share repurchases.

Table 1: Third Quarter and YTD Financial Highlights

Continuing Operations *

			% Change				% Change
				Constant				Constant
($ and shares in millions; except per share amounts)	Q3 2014	Q3 2013	Total	Currency	YTD 2014	YTD 2013	Total	Currency
Net sales	$356.3	$345.8	3.0%	3.5%	$1,073.1	$1,030.8	4.1%	3.9%
Adjusted EBITDA (a)	100.6	81.6	23.3%	23.4%	270.1	245.1	10.2%	9.6%
Net income	54.4	8.4	547.6%		110.2	40.6	171.4%
Diluted EPS	0.75	0.11	581.8%		1.50	0.52	188.5%
Net income - as adjusted	45.3	29.9	51.5%		123.0	83.3	47.7%
Diluted EPS - as adjusted	0.63	0.39	61.5%		1.67	1.06	57.5%
Cash flow provided by operating activities	79.1	72.9	(8.5)%		141.5	91.8	54.1%
Capital expenditures	45.8	45.8	0.0%		134.4	128.7	4.4%
Weighted average number of diluted shares outstanding	72.2	75.9	(4.9)%		73.5	78.3	(6.1)%

* The Advanced Ceramics business, Clay-based Additives business, and the Titanium Dioxide Pigments, Color Pigments and Services, Timber Treatment Chemicals, Rubber/Thermoplastics Compounding and Water Chemistry businesses all met the criteria for being reported as discontinued operations. The results of these businesses have been accounted for as discontinued operations in the consolidated financial statements for all periods presented.

(a) Includes the Company’s equity in Adjusted EBITDA of unconsolidated affiliates, including the acquisition of a 49% interest in the Talison Lithium joint venture and other joint ventures for Surface Treatment.

Business Segment Review

Continuing operations for the third quarter and year-to-date net sales and Adjusted EBITDA, as compared with the same periods a year ago, are summarized below:

Table 2: Net Sales

			% Change				% Change
				Constant				Constant
($ in millions)	Q3 2014	Q3 2013	Total	Currency (a)	YTD 2014	YTD 2013	Total	Currency (a)
Lithium	$117.2	$120.3	(2.6)%	(2.1)%	$349.7	$364.5	(4.1)%	(4.8)%
Surface Treatment	236.3	222.3	6.3%	6.7%	714.2	656.1	8.9%	8.9%
Other (c)	2.8	3.2	(12.5)%	(12.5)%	9.2	10.2	(9.8)%	(11.8)%
Net sales	$356.3	$345.8	3.0%	3.5%	$1,073.1	$1,030.8	4.1%	3.9%

Table 3: Adjusted EBITDA

			% Change				% Change
				Constant				Constant
($ in millions)	Q3 2014	Q3 2013	Total	Currency (a)	YTD 2014	YTD 2013	Total	Currency (a)
Lithium (b)	$53.9	$43.1	25.1%	25.1%	$139.8	$139.0	0.6%	(0.4)%
Surface Treatment (b)	57.8	50.9	13.6%	13.8%	167.5	145.0	15.5%	15.3%
Other (c)	(11.1)	(12.4)	10.5%	10.5%	(37.2)	(38.9)	4.4%	4.9%
Adjusted EBITDA	$100.6	$81.6	23.3%	23.4%	$270.1	$245.1	10.2%	9.6%

(a) The constant currency effect is the translation impact of the change in the average rate of exchange of another currency to the U.S. dollar for the applicable period as compared to the preceding period. The impact primarily relates to the conversion of the Euro to the U.S. dollar. For the three and nine months ended September 30, 2014 and 2013, the average rate of exchange of the Euro to the U.S. dollar is $1.32 and $1.33, respectively, and $1.36 and $1.32, respectively. For further details, see Appendix Table A-9.

(b) Includes the Company’s equity in Adjusted EBITDA of unconsolidated affiliates, including the acquisition of a 49% interest in the Talison Lithium joint venture and other joint ventures for Surface Treatment.

(c) Other includes the results of the wafer reclaim business, as well as costs of operating the Company’s corporate offices. In the second quarter of 2014, the Company reorganized its Metal Sulfides business and began reporting it within the Surface Treatment segment. The financial statements have been reclassified for all periods presented.

Third Quarter Segment Drivers

Lithium: Net sales decreased 2.6%, while Adjusted EBITDA increased 25.1%.

•                  Net sales decreased primarily from organometallic products, driven mostly by butyllithium from reduced sales volumes attributable to weaker pricing fundamentals in the Asian market. This was largely offset by higher volumes for battery applications and potash.

•                  Adjusted EBITDA increased primarily from the contribution of $11.2 million from our 49% ownership interest in the Talison Lithium joint venture that was completed in May 2014, partially offset by lower net sales.

Surface Treatment: Net sales and Adjusted EBITDA increased 6.3% and 13.6%, respectively.

•                  Net sales increased primarily due to increased volumes in most markets, particularly driven by higher automotive OEM and automotive components, aerospace, general industry and coil and cold forming applications; and, to a lesser extent, higher selling prices.

•                  Adjusted EBITDA increased primarily from higher net sales, partially offset by higher selling, general and administrative costs.

* * *

Non-GAAP Financial Measures

This Current Report on Form 8-K includes “non-GAAP financial measures,” such as, a discussion of Adjusted EBITDA, net sales including sales from discontinued operations, free cash flow, and net income/diluted earnings per share from continuing operations excluding certain items. Adjusted EBITDA is not intended to be an alternative to net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. All presentations of consolidated Adjusted EBITDA are calculated using the definition set forth in the Company’s former senior secured credit agreement and indenture governing the 4.625% Senior Notes due 2020 as a basis and reflects management’s interpretations thereof. Adjusted EBITDA, which is referred to as “Consolidated EBITDA,” is defined in the former senior secured credit agreement as consolidated earnings which, as defined in the former senior secured credit agreement, equals income (loss) before the deduction of income taxes of Rockwood Specialties

Group, Inc. and the Restricted Subsidiaries (as such term is defined in the former senior secured credit agreement), excluding extraordinary items plus certain items including interest expense, depreciation expense, amortization expense, extraordinary losses and non-recurring charges, losses on asset sales, less certain items including extraordinary gains and non-recurring gains, non-cash gains and gains on asset sales.  We use Adjusted EBITDA on a consolidated basis to assess our operating performance, to calculate performance-based cash bonuses and determine whether certain performance-based options and restricted stock units vest (as such bonuses, options and restricted stock units are tied to Adjusted EBITDA), and as a liquidity measure. In addition, we use Adjusted EBITDA to determine compliance with our debt covenants. We also use Adjusted EBITDA on a segment basis as the primary measure used by our chief operating decision maker to evaluate the ongoing performance of our business segments and reporting units. A reconciliation of net income attributable to Rockwood Holdings, Inc. shareholders to Adjusted EBITDA is contained in this Current Report on Form 8-K. We strongly urge you to review the reconciliation. In addition, we discuss sales growth in terms of nominal (actual) and net change (nominal less constant currency impacts).

Net sales including sales from discontinued operations is not intended to be an alternative for net sales. Management believes that net sales including sales from discontinued operations is meaningful to investors because it provides a view of the Company with respect to its operating results.

Free cash flow is not intended to be an alternative to cash flows from operating activities as a measure of liquidity. Our presentation of free cash flow (including continuing and discontinued operations) is defined as net cash from operating activities, less capital expenditures, net of proceeds from government grants received, and other items (including, among others, the cash impact of adjustments made to Adjusted EBITDA under our former senior secured credit agreement ). Management believes that free cash flow is meaningful to investors because it provides an additional measure of liquidity. However, a limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period. An additional limitation associated with the use of this measure is that the term “free cash flow” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may provide investors a comparable view of our performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, net cash provided by operating activities of continuing operations, with free cash flow within its earnings release and by providing a reconciliation that shows and describes the adjustments made. A reconciliation of net cash provided by operating activities to free cash flow is provided in the accompanying tables.

Neither net income and diluted earnings per share from continuing operations excluding certain items is intended to be an alternative for net income or diluted earnings per share. Management believes that net income and diluted earnings per share excluding certain items and net income and diluted earnings per share from continuing operations excluding certain items are meaningful to investors because it provides a view of the Company with respect to ongoing operating results.

Reconciliations of these non-GAAP financial measures are included herein. These non-GAAP measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

* * *

Forward-Looking Statements

This Current Report on Form 8-K contains, and management may make, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements.  Words such as “may,” “will,” “should,” “could,” “likely,” “anticipates,” “intends,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” “predicts” and “outlook” and similar words and expressions are intended to identify forward-looking statements. Examples of our forward-looking statements include, among others, statements relating to our outlook, our future operating results on a segment basis, growth prospects, our future Adjusted EBITDA and free cash flows, our use of cash and our strategic initiatives. Although they reflect Rockwood’s current expectations, they involve a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied, and are not guarantees of future performance. These risks, uncertainties and other factors include, without limitation, completion of the announced transaction with Albemarle Corporation (“Albemarle”); Rockwood’s business strategy; our uses of the cash and cash equivalents from the completed divestitures; the prospects of and our outlook for our businesses; changes in general economic conditions in Europe and North America and in other locations in which Rockwood currently does business; competitive pricing or product development activities affecting demand for Rockwood’s products; technological changes affecting production of Rockwood’s materials; fluctuations in interest rates, exchange rates and currency values; availability and pricing of raw materials; governmental and environmental regulations and changes in those regulations; fluctuations in energy prices; changes in the end-use markets in which Rockwood’s products are sold; hazards associated with chemicals manufacturing; Rockwood’s ability to access capital markets; Rockwood’s high level of indebtedness; risks associated with negotiating, consummating and integrating acquisitions; risks associated with competition and the introduction of new competing products, especially from the Asia-Pacific region; risks associated with international sales and operations; risks associated with information security and the risks, uncertainties and other factors discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Rockwood’s periodic reports filed with or furnished to the Securities and Exchange Commission.

This Current Report on Form 8-K also contains certain forward-looking statements with respect to the financial condition, results of operations and business of Albemarle, Rockwood and the combined businesses of Albemarle and Rockwood and with respect to the transaction and the anticipated consequences and benefits of the transaction, the targeted close date for the transaction, product development, changes in productivity, market trends, price, expected growth and earnings, cash flow generation, costs and cost synergies, portfolio diversification, economic trends and outlook.  Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Albemarle or Rockwood to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, without limitation:

the receipt and timing of necessary regulatory approvals; the ability to finance the transaction; the ability to successfully operate and integrate Rockwood’s operations and realize estimated synergies; changes in economic and business conditions; changes in financial and operating performance of major customers and industries and markets served by Albemarle or Rockwood; the timing of orders received from customers; the gain or loss of significant customers; competition from other manufacturers; changes in the demand for products; limitations or prohibitions on the manufacture and sale of products; availability of raw materials; changes in the cost of raw materials and energy; changes in markets in general; changes in laws and government regulation impacting operations or products; the occurrence of claims or litigation; the occurrence of natural disasters; political unrest affecting the global economy; political instability affecting manufacturing operations or joint ventures; changes in accounting standards; changes in the jurisdictional mix of the earnings of Albemarle or Rockwood and changes in tax laws and rates; volatility and substantial uncertainties in the debt and equity markets; technology or intellectual property infringement; and decisions that Albemarle or Rockwood may make in the future.  In addition, certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in Albemarle’s SEC reports, including, but not limited to, in the section entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K filed by Albemarle with the SEC on February 25, 2014.

These forward-looking statements speak only as of the date of this Current Report on Form 8-K. Rockwood expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

* * *

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
Net sales	$356.3	$345.8	$1,073.1	$1,030.8
Cost of products sold	193.4	193.1	585.3	567.5
Gross profit	162.9	152.7	487.8	463.3

Selling, general and administrative expenses	113.8	99.8	333.3	303.0
Equity in earnings of unconsolidated affiliates	(5.1)	(2.3)	(9.9)	(7.4)
Gain on previously held equity investment	—	(16.0)	—	(16.0)
Restructuring and other severance costs	1.4	4.6	7.0	13.2
Asset write-downs and other	0.4	(0.7)	2.1	4.0
Operating income	52.4	67.3	155.3	166.5

Other income (expenses), net:
Interest expense, net	(13.5)	(21.2)	(41.3)	(67.9)
Loss on early extinguishment/modification of debt	—	(15.5)	—	(15.5)
Foreign exchange gain (loss) on financing activities, net	55.1	(31.2)	60.9	(41.7)
Other, net	(0.2)	—	(0.2)	—
Other income (expenses), net	41.4	(67.9)	19.4	(125.1)

Income (loss) from continuing operations before taxes	93.8	(0.6)	174.7	41.4
Income tax provision (benefit)	39.4	(9.0)	64.5	0.8
Income from continuing operations	54.4	8.4	110.2	40.6
Income (loss) from discontinued operations, net of tax (a)	33.5	(60.9)	4.4	(45.1)
Gain on sale of discontinued operations, net of tax	—	1,163.8	2.1	1,163.8
Net income	87.9	1,111.3	116.7	1,159.3
Net (income) loss attributable to noncontrolling interest - discontinued operations	(2.0)	(0.1)	(4.9)	0.8
Net income attributable to Rockwood Holdings, Inc. stockholders	$85.9	$1,111.2	$111.8	$1,160.1

Amounts attributable to Rockwood Holdings, Inc. stockholders:
Income from continuing operations	$54.4	$8.4	$110.2	$40.6
Income from discontinued operations	31.5	1,102.8	1.6	1,119.5
Net income	$85.9	$1,111.2	$111.8	$1,160.1

Basic earnings per share attributable to Rockwood Holdings, Inc. stockholders:
Earnings from continuing operations	$0.76	$0.11	$1.52	$0.53
Earnings from discontinued operations	0.45	14.85	0.02	14.61
Basic earnings per share	$1.21	$14.96	$1.54	$15.14

Diluted earnings per share attributable to Rockwood Holdings, Inc. stockholders:
Earnings from continuing operations	$0.75	$0.11	$1.50	$0.52
Earnings from discontinued operations	0.44	14.53	0.02	14.30
Diluted earnings per share	$1.19	$14.64	$1.52	$14.82

Dividends declared per share of common stock	$0.45	$0.45	$1.35	$1.25

Weighted average number of basic shares outstanding	71,239	74,262	72,504	76,611
Weighted average number of diluted shares outstanding	72,176	75,906	73,547	78,264

(a) Includes the expected loss on the sale of the TiO2 Pigments and Other Businesses.

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	September 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$710.0	$1,522.8
Accounts receivable, net	236.4	228.1
Inventories	227.5	228.2
Deferred income taxes	51.0	45.4
Prepaid expenses and other current assets	48.8	90.1
Assets of discontinued operations	1,505.3	1,549.1
Total current assets	2,779.0	3,663.7
Property, plant and equipment, net	871.1	842.8
Goodwill	609.2	659.6
Other intangible assets, net	110.5	127.9
Deferred financing costs, net	15.9	17.9
Deferred income taxes	146.1	156.5
Investment in unconsolidated affiliates	522.1	34.2
Other assets	28.0	29.7
Total assets	$5,081.9	$5,532.3
LIABILITIES
Current liabilities:
Accounts payable	$79.0	$92.2
Income taxes payable	34.8	13.5
Accrued compensation	73.4	70.0
Accrued expenses and other current liabilities	104.2	89.0
Deferred income taxes	3.3	2.3
Long-term debt, current portion	9.5	10.3
Liabilities of discontinued operations	452.0	486.5
Total current liabilities	756.2	763.8
Long-term debt	1,278.8	1,285.1
Pension and related liabilities	245.7	268.9
Deferred income taxes	41.9	38.4
Other liabilities	90.8	102.7
Total liabilities	2,413.4	2,458.9
Restricted stock units	22.2	24.2
EQUITY
Rockwood Holdings, Inc. stockholders’ equity:
Common stock ($0.01 par value, 400,000 shares authorized, 80,541 shares issued and 71,241 shares outstanding at September 30, 2014; 400,000 shares authorized, 80,219 shares issued and 73,892 shares outstanding at December 31, 2013)	0.8	0.8
Paid-in capital	1,275.3	1,269.8
Accumulated other comprehensive (loss) income	(102.6)	103.7
Retained earnings	1,936.0	1,923.1
Treasury stock, at cost (9,300 shares and 6,327 shares, respectively)	(616.0)	(401.3)
Total Rockwood Holdings, Inc. stockholders’ equity	2,493.5	2,896.1
Noncontrolling interest	152.8	153.1
Total equity	2,646.3	3,049.2
Total liabilities and equity	$5,081.9	$5,532.3

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Dollars in millions)

(Unaudited)

	Nine Months Ended
	September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$116.7	$1,159.3
Adjustments to reconcile net income to net cash provided by operating activities:
(Income) loss from discontinued operations, net of tax	(4.4)	45.1
Gain on sale of discontinued operations, net of tax	(2.1)	(1,163.8)
Depreciation and amortization	75.7	68.0
Deferred financing costs amortization	2.0	3.7
Equity in earnings of unconsolidated affiliates	(9.9)	(7.4)
Loss on early extinguishment/modification of debt	—	15.5
Gain on previously held equity interest	—	(16.0)
Foreign exchange (gain) loss on financing activities, net	(60.9)	41.7
Stock-based compensation	7.4	9.9
Deferred income taxes	15.4	(1.1)
Asset write-downs and other	5.1	4.0
Excess tax benefits from stock-based payment arrangements	(1.0)	(3.8)
Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions:
Accounts receivable	(19.2)	(26.5)
Inventories	(8.8)	(15.2)
Prepaid expenses and other assets	3.0	0.8
Accounts payable	(4.1)	(4.7)
Income taxes payable	14.5	(43.8)
Accrued expenses and other liabilities	12.1	26.1
Net cash provided by operating activities of continuing operations	141.5	91.8
Net cash provided by operating activities of discontinued operations	78.9	187.8
Net cash provided by operating activities	220.4	279.6
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(134.4)	(128.7)
Acquisition of 49% equity interest in Talison	(516.6)	—
Other acquisitions	(2.5)	(33.8)
Increase in restricted cash	—	(14.2)
Proceeds on sale of assets	2.4	2.5
Net cash used in investing activities of continuing operations	(651.1)	(174.2)
Net cash (used in) provided by investing activities of discontinued operations	(84.1)	1,648.9
Net cash (used in) provided by investing activities	(735.2)	1,474.7
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock, net of fees	2.1	9.5
Excess tax benefits from stock-based payment arrangements	1.0	3.8
Payments of long-term debt	(3.9)	(1,130.3)
Proceeds from long term debt	0.1	204.6
Fees related to early extinguishment/modification of debt	—	(5.2)
Purchase of noncontrolling interest	—	(130.3)
Dividend distributions to shareholders	(97.6)	(94.8)
Share repurchases	(214.7)	(399.9)
Net cash used in financing activities of continuing operations	(313.0)	(1,542.6)
Net cash used in financing activities of discontinued operations	(9.9)	(511.0)
Net cash used in financing activities	(322.9)	(2,053.6)
Effect of exchange rate changes on cash and cash equivalents	28.0	(33.2)
Net decrease in cash and cash equivalents	(809.7)	(332.5)
Less net increase in cash and cash equivalents from discontinued operations	3.1	1.6
Decrease in cash and cash equivalents from continuing operations	(812.8)	(334.1)
Cash and cash equivalents, beginning of period	1,522.8	1,266.1
Cash and cash equivalents, end of period	$710.0	$932.0

Supplemental disclosures of cash flow information:
Interest paid	$29.9	$57.4
Income taxes paid, net of refunds	34.6	45.8
Non-cash investing activities:
Acquisition of capital equipment included in accounts payable	13.4	4.9

Appendix Table A-1: Reconciliation of Income (Loss) from Continuing Operations before Taxes to Adjusted EBITDA by Segment

		Surface		Discontinued
($ in millions)	Lithium	Treatment	Other	Operations	Consolidated
Three months ended September 30, 2014

Income from continuing operations before taxes	$33.7	$42.5	$17.6	$—	$93.8
Interest (income) expense, net	(0.4)	2.9	11.0	—	13.5
Depreciation and amortization	11.1	8.7	4.8	—	24.6
Restructuring and other severance costs	0.1	1.3	—	—	1.4
Equity investment adjustments (a)	8.7	0.8	—	—	9.5
Systems/organization establishment expenses	0.6	—	0.1	—	0.7
Acquisition and disposal costs	0.1	0.2	11.0	—	11.3
Asset write-downs and other	0.2	0.3	(0.1)	—	0.4
Foreign exchange (gain) loss on financing activities, net	(0.2)	0.7	(55.6)	—	(55.1)
Other	—	0.4	0.1	—	0.5
Adjusted EBITDA from continuing operations	53.9	57.8	(11.1)	—	100.6
Discontinued operations	—	—	—	39.6	39.6
Total Adjusted EBITDA	$53.9	$57.8	$(11.1)	$39.6	$140.2

		Surface		Discontinued
($ in millions)	Lithium	Treatment	Other	Operations	Consolidated
Three months ended September 30, 2013

Income (loss) from continuing operations before taxes	$27.6	$48.3	$(76.5)	$—	$(0.6)
Interest expense, net	0.5	2.9	17.8	—	21.2
Depreciation and amortization	11.6	8.8	2.4	—	22.8
Restructuring and other severance costs	1.4	1.0	2.2	—	4.6
Systems/organization establishment expenses	0.2	0.1	—	—	0.3
Acquisition and disposal costs	—	0.7	1.5	—	2.2
Loss on early extinguishment/modification of debt	2.2	3.2	10.1	—	15.5
Asset write-downs and other	(0.8)	0.1	—	—	(0.7)
Gain on previously held equity investment	—	(16.0)	—	—	(16.0)
Foreign exchange loss on financing activities, net	0.4	1.3	29.5	—	31.2
Other	—	0.5	0.6	—	1.1
Adjusted EBITDA from continuing operations	43.1	50.9	(12.4)	—	81.6
Discontinued operations	—	—	—	76.2	76.2
Total Adjusted EBITDA	$43.1	$50.9	$(12.4)	$76.2	$157.8

(a) This represents the adjustments to the EBITDA of unconsolidated affiliates included in the calculation of Adjusted EBITDA, consistent with the adjustments made on a consolidated basis:

		Surface
($ in millions)	Lithium *	Treatment	Consolidated
Three months ended September 30, 2014

Equity in earnings of unconsolidated affiliates	$2.7	$2.4	$5.1

Interest income, net	(0.4)	—	(0.4)
Depreciation and amortization	1.9	0.2	2.1
Income tax provision	1.0	0.7	1.7
Acquisition method inventory charges	6.2	—	6.2
Other	—	(0.1)	(0.1)
Total adjustments	8.7	0.8	9.5

Adjusted EBITDA of unconsolidated affiliates	$11.4	$3.2	$14.6

* Represents adjustments related to the acquisition of a 49% interest in the joint venture related to Talison Lithium in May 2014.

Appendix Table A-2: Reconciliation of Income (Loss) from Continuing Operations before Taxes to Adjusted EBITDA by Segment

		Surface		Discontinued
($ in millions)	Lithium	Treatment	Other	Operations	Consolidated
Nine months ended September 30, 2014

Income (loss) from continuing operations before taxes	$92.2	$122.8	$(40.3)	$—	$174.7
Interest (income) expense, net	(0.9)	9.0	33.2	—	41.3
Depreciation and amortization	34.7	26.2	14.8	—	75.7
Restructuring and other severance costs	3.7	3.3	—	—	7.0
Equity investment adjustments (a)	11.8	2.9	—	—	14.7
Systems/organization establishment expenses	1.7	0.3	0.1	—	2.1
Acquisition and disposal costs	0.1	0.9	11.9	—	12.9
Asset write-downs and other	1.8	0.2	0.1	—	2.1
Foreign exchange (gain) loss on financing activities, net	(5.3)	1.5	(57.1)	—	(60.9)
Other	—	0.4	0.1	—	0.5
Adjusted EBITDA from continuing operations	139.8	167.5	(37.2)	—	270.1
Discontinued operations	—	—	—	138.9	138.9
Total Adjusted EBITDA	$139.8	$167.5	$(37.2)	$138.9	$409.0

		Surface		Discontinued
($ in millions)	Lithium	Treatment	Other	Operations	Consolidated
Nine months ended September 30, 2013

Income (loss) from continuing operations before taxes	$87.2	$114.8	$(160.6)	$—	$41.4
Interest expense, net	1.9	9.0	57.0	—	67.9
Depreciation and amortization	34.5	26.2	7.3	—	68.0
Restructuring and other severance costs	5.8	4.4	3.0	—	13.2
Systems/organization establishment expenses	0.7	0.8	—	—	1.5
Acquisition and disposal costs	0.1	1.5	4.1	—	5.7
Loss on early extinguishment/modification of debt	2.2	3.2	10.1	—	15.5
Asset write-downs and other	3.9	0.1	—	—	4.0
Gain on previously held equity investment	—	(16.0)	—	—	(16.0)
Foreign exchange loss on financing activities, net	2.7	—	39.0	—	41.7
Other	—	1.0	1.2	—	2.2
Adjusted EBITDA from continuing operations	139.0	145.0	(38.9)	—	245.1
Discontinued operations	—	—	—	244.3	244.3
Total Adjusted EBITDA	$139.0	$145.0	$(38.9)	$244.3	$489.4

(a) This represents the adjustments to the EBITDA of unconsolidated affiliates included in the calculation of Adjusted EBITDA, consistent with the adjustments made on a consolidated basis:

		Surface
($ in millions)	Lithium *	Treatment	Consolidated
Nine months ended September 30, 2014

Equity in earnings of unconsolidated affiliates	$3.1	$6.8	$9.9

Interest income, net	(0.5)	(0.2)	(0.7)
Depreciation and amortization	2.3	0.5	2.8
Income tax provision	1.1	2.5	3.6
Acquisition method inventory charges	8.9	—	8.9
Other	—	0.1	0.1
Total adjustments	11.8	2.9	14.7

Adjusted EBITDA of unconsolidated affiliates	$14.9	$9.7	$24.6

* Represents adjustments related to the acquisition of a 49% interest in the joint venture related to Talison Lithium in May 2014.

Appendix Table A-3: Consolidated Reconciliation of Net Income/Diluted Earnings Per Share from Continuing Operations as Reported to Net Income/Diluted Earnings Per Share from Continuing Operations as Adjusted

	Three Months Ended		Three Months Ended
	September 30, 2014		September 30, 2013
($ in millions, except per share amounts; shares in thousands)	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported - Continuing Operations	$54.4	$0.75	$8.4	$0.11

Adjustments from continuing operations:
Foreign exchange (gain) loss on financing activities, net	(33.3)	(0.46)	20.7	0.27
Acquisition and disposal costs	9.5	0.13	1.5	0.02
Impact of other tax related items	7.5	0.10	1.1	0.01
Adjustments - equity in earnings of unconsolidated affiliates *	4.2	0.06	—	—
Restructuring and other severance costs	1.0	0.02	3.3	0.04
Non-cash charge related to divested businesses	0.9	0.01	—	—
Gain on previously held equity interest	—	—	(16.0)	(0.21)
Loss on early extinguishment/modification of debt	—	—	10.5	0.14
Other	1.1	0.02	0.4	0.01
Net charges from continuing operations	(9.1)	(0.12)	21.5	0.28

As adjusted - Continuing Operations	$45.3	$0.63	$29.9	$0.39

Weighted average number of diluted shares outstanding		72,176		75,906

* Primarily represents acquisition method inventory charges from our 49% equity interest in Talison Lithium.

The tax effects of the adjustments are provisions of $24.6 million and benefits of $16.7 million for the three months ended September 30, 2014 and 2013, respectively, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances.

Appendix Table A-4: Consolidated Reconciliation of Net Income/Diluted Earnings Per Share from Continuing Operations as Reported to Net Income/Diluted Earnings Per Share from Continuing Operations as Adjusted

	Nine Months Ended		Nine Months Ended
	September 30, 2014		September 30, 2013
($ in millions, except per share amounts; shares in thousands)	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported - Continuing Operations	$110.2	$1.50	$40.6	$0.52

Adjustments from continuing operations:
Foreign exchange (gain) loss on financing activities, net	(37.3)	(0.51)	28.1	0.36
Tax on foreign exchange gain *	12.8	0.17	—	—
Acquisition and disposal costs	10.4	0.14	4.1	0.05
Non-cash charge related to divested businesses	6.4	0.09	—	—
Adjustments - equity in earnings of unconsolidated affiliates **	6.3	0.09	—	—
Restructuring and other severance costs	6.0	0.08	9.8	0.13
Impact of other tax related items	4.9	0.07	1.1	0.01
Asset write-downs	1.6	0.02	2.6	0.03
Systems/organization establishment expenses	1.5	0.02	1.0	0.01
Gain on previously held equity interest	—	—	(16.0)	(0.20)
Loss on early extinguishment/modification of debt	—	—	10.5	0.13
Other	0.2	—	1.5	0.02
Net charges from continuing operations	12.8	0.17	42.7	0.54

As adjusted - Continuing Operations	$123.0	$1.67	$83.3	$1.06

Weighted average number of diluted shares outstanding		73,547		78,264

* Relates to the impact of a tax provision recorded on foreign exchange gains incurred in connection with the repayment of intercompany loans that were formerly deemed to be of a long-term investment nature.

** Primarily represents acquisition method inventory charges from our 49% equity interest in Talison Lithium.

The tax effects of the adjustments are provisions of $33.7 million and benefits of $26.4 million for the nine months ended September 30, 2014 and 2013, respectively, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances.

Appendix Table A-5: Consolidated Reconciliation of Net Income/Diluted Earnings Per Share from Continuing Operations as Reported to Net Income/Diluted Earnings Per Share from Continuing Operations as Adjusted

	Three months ended September 30, 2014
($ in millions; except per share amounts)	Income from cont. ops. before taxes	Income tax provision (benefit)	Income from cont. ops.	Effective tax rate	Diluted EPS (a)
As reported	$93.8	$39.4	$54.4	42.0%	$0.75

Adjustments from continuing operations:
Foreign exchange gain on financing activities, net	(55.1)	(21.8)	(33.3)		(0.46)
Acquisition and disposal costs	11.3	1.8	9.5		0.13
Impact of other tax related items	—	(7.5)	7.5		0.10
Adjustments - equity in earnings of unconsolidated affiliates	4.2	—	4.2		0.06
Restructuring and other severance costs	1.4	0.4	1.0		0.02
Non-cash charge related to divested businesses	2.9	2.0	0.9		0.01
Other	1.6	0.5	1.1		0.02
As adjusted	$60.1	$14.8	$45.3	24.6%	$0.63

(a) Calculated using weighted average diluted shares outstanding of 72,176.

Appendix Table A-6: Consolidated Reconciliation of Net Income to Adjusted EBITDA

	Three months ended		Nine months ended
	September 30,		September 30,
($ in millions)	2014	2013	2014	2013
Net income attributable to Rockwood Holdings, Inc. stockholders	$85.9	$1,111.2	$111.8	$1,160.1
Net income (loss) attributable to noncontrolling interest	2.0	0.1	4.9	(0.8)
Net income	87.9	1,111.3	116.7	1,159.3
Income tax provision (benefit)	39.4	(9.0)	64.5	0.8
(Income) loss from discontinued operations, net of tax	(33.5)	60.9	(4.4)	45.1
Gain on sale of discontinued operations, net of tax	—	(1,163.8)	(2.1)	(1,163.8)
Income (loss) from continuing operations before taxes	93.8	(0.6)	174.7	41.4
Interest expense, net	13.5	21.2	41.3	67.9
Depreciation and amortization	24.6	22.8	75.7	68.0
Restructuring and other severance costs	1.4	4.6	7.0	13.2
Equity investment adjustments	9.5	—	14.7	—
Systems/organization establishment expenses	0.7	0.3	2.1	1.5
Acquisition and disposal costs	11.3	2.2	12.9	5.7
Loss on early extinguishment/modification of debt	—	15.5	—	15.5
Asset write-downs and other	0.4	(0.7)	2.1	4.0
Gain on previously held equity interest	—	(16.0)	—	(16.0)
Foreign exchange (gain) loss on financing activities, net	(55.1)	31.2	(60.9)	41.7
Other	0.5	1.1	0.5	2.2
Adjusted EBITDA from continuing operations	100.6	81.6	270.1	245.1
Discontinued operations	39.6	76.2	138.9	244.3
Total Adjusted EBITDA	$140.2	$157.8	$409.0	$489.4

Appendix Table A-7: Reconciliation of Net Cash Provided by Operating Activities of Continuing Operations to Adjusted EBITDA

	Nine months ended
	September 30,
($ in millions)	2014	2013
Net cash provided by operating activities of continuing operations	$141.5	$91.8
Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions	0.9	60.5
Current portion of income tax provision	49.1	2.0
Interest expense, net, excluding amortization of deferred financing costs	39.3	64.2
Restructuring and other severance costs	7.0	13.2
Equity investment adjustments	14.7	—
Systems/organization establishment expenses	2.1	1.5
Acquisition and disposal costs	12.9	5.7
Asset write-downs and other	2.1	4.0
Other	0.5	2.2
Total Adjusted EBITDA from continuing operations	270.1	245.1
Discontinued operations	138.9	244.3
Total Adjusted EBITDA	$409.0	$489.4

Appendix Table A-8: Capital Expenditures by Segment

	Three months ended		Nine months ended
	September 30,		September 30,
($ in millions)	2014	2013	2014	2013
Lithium	$39.4	$39.1	$115.0	$111.7
Surface Treatment	6.2	5.8	18.5	15.5
Other	0.2	0.9	0.9	1.5
Capital expenditures	45.8	45.8	$134.4	$128.7

Appendix Table A-9: Segment Net Sales and Adjusted EBITDA

	Three Months Ended				Constant	Constant Currency Basis
	September 30,		Total	Total	Currency	Net	Net
($ in millions)	2014	2013	Change in $	Change in %	Effect in $ (a)	Change in $	Change in %
Net Sales:
Lithium	$117.2	$120.3	$(3.1)	(2.6)%	$(0.6)	$(2.5)	(2.1)%
Surface Treatment	236.3	222.3	14.0	6.3	(0.9)	14.9	6.7
Other (b)	2.8	3.2	(0.4)	(12.5)	—	(0.4)	(12.5)
Net Sales	356.3	345.8	10.5	3.0	(1.5)	12.0	3.5
Discontinued operations	395.1	544.3	(149.2)	(27.4)	1.0	(150.2)	(27.6)
Net Sales (including discontinued operations)	$751.4	$890.1	$(138.7)	(15.6)%	$(0.5)	$(138.2)	(15.5)%

	Three Months Ended				Constant	Constant Currency Basis
	September 30,		Total	Total	Currency	Net	Net
($ in millions)	2014	2013	Change in $	Change in %	Effect in $ (a)	Change in $	Change in %
Adjusted EBITDA:
Lithium	$53.9	$43.1	$10.8	25.1%	$—	$10.8	25.1%
Surface Treatment	57.8	50.9	6.9	13.6	(0.1)	7.0	13.8
Other (b)	(11.1)	(12.4)	1.3	10.5	—	1.3	10.5
Adjusted EBITDA from continuing operations	100.6	81.6	19.0	23.3	(0.1)	19.1	23.4
Discontinued operations	39.6	76.2	(36.6)	(48.0)	0.8	(37.4)	(49.1)
Total Adjusted EBITDA (c)	$140.2	$157.8	$(17.6)	(11.2)%	$0.7	$(18.3)	(11.6)%

	Nine Months Ended				Constant	Constant Currency Basis
	September 30,		Total	Total	Currency	Net	Net
($ in millions)	2014	2013	Change in $	Change in %	Effect in $ (a)	Change in $	Change in %
Net Sales:
Lithium	$349.7	$364.5	$(14.8)	(4.1)%	$2.6	$(17.4)	(4.8)%
Surface Treatment	714.2	656.1	58.1	8.9	(0.2)	58.3	8.9
Other (b)	9.2	10.2	(1.0)	(9.8)	0.2	(1.2)	(11.8)
Net Sales	1,073.1	1,030.8	42.3	4.1	2.6	39.7	3.9
Discontinued operations	1,224.4	1,766.2	(541.8)	(30.7)	30.3	(572.1)	(32.4)
Net Sales (including discontinued operations)	$2,297.5	$2,797.0	$(499.5)	(17.9)%	$32.9	$(532.4)	(19.0)%

	Nine Months Ended				Constant	Constant Currency Basis
	September 30,		Total	Total	Currency	Net	Net
($ in millions)	2014	2013	Change in $	Change in %	Effect in $ (a)	Change in $	Change in %
Adjusted EBITDA:
Lithium	$139.8	$139.0	$0.8	0.6%	$1.4	$(0.6)	(0.4)%
Surface Treatment	167.5	145.0	22.5	15.5	0.3	22.2	15.3
Other (b)	(37.2)	(38.9)	1.7	4.4	(0.2)	1.9	4.9
Adjusted EBITDA from continuing operations	270.1	245.1	25.0	10.2	1.5	23.5	9.6
Discontinued operations	138.9	244.3	(105.4)	(43.1)	4.5	(109.9)	(45.0)
Total Adjusted EBITDA (c)	$409.0	$489.4	$(80.4)	(16.4)%	$6.0	$(86.4)	(17.7)%

(a) The constant currency effect is the translation impact of the change in the average rate of exchange of another currency to the U.S. dollar for the applicable period as compared to the preceding period. The impact primarily relates to the conversion of the Euro to the U.S. dollar. For the three months ended September 30, 2014 and 2013, the average rate of exchange of the Euro to the U.S. dollar is $1.32 and $1.33, respectively, and for the nine months ended September 30, 2014 and 2013, the average rate of exchange of the Euro to the U.S. dollar is $1.36 and $1.32, respectively.

(b) Other includes the results of operations of the wafer reclaim business, as well as the costs of operating the Company’s corporate offices.

(c) Includes the Company’s equity in Adjusted EBITDA of unconsolidated affiliates, including the acquisition of a 49% interest in the Talison Lithium joint venture and other joint ventures for Surface Treatment.

# # #

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWOOD HOLDINGS, INC.

By:	/s/ Michael W. Valente
Name: Michael W. Valente
Title: Assistant Secretary

Dated: November 6, 2014